Exhibit 1
Monthly Data for April & May 2007
NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS Group’s Main Operating Assets (Consolidated)
< Credit-related>
(Millions of yen)

		2007/4					2007/5
		YOY %		YTD %			YOY %		YTD %
Balance of loans receivable	254,051		14.2	ê	4.4	246,390		8.6	ê	7.3
Secured loans	134,216		58.3	ê	6.8	129,139		42.6	ê	10.3
SME loans	82,314	ê	10.5	ê	1.5	80,444	ê	11.7	ê	3.7
Consumer loans	34,146	ê	21.1	ê	2.3	33,274	ê	21.9	ê	4.8
Other loans	3,373		37.4		3.3	3,532		31.0		8.1

*	The balance of loans receivable includes bankrupt loans receivable.

*	Secured loans include off-balance-sheet loans receivable as a result of securitization.
(Millions of yen)

		2007/4			2007/5
		YOY %	YTD %		YOY %	YTD %
Assets held for leases and installment loans	11,147	27.1	1.7	10,914	27.3	ê	0.4

*	Installment loans exclude unearned revenue from installment loans.
(Millions of yen)

		2007/4				2007/5
		YOY %	YTD %			YOY %	YTD %
Guaranteed borrowings and accounts receivable	16,867	35.0	ê	3.1	16,540	31.0	ê	4.9

*	The balance of guaranteed borrowings and accounts receivable includes accured interest.

*	The balance of guaranteed borrowings and accounts receivable excludes reserve for guarantee losses.
(Millions of yen)

		2007/1			2007/2
		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	4,326	749.9	6.4	5,127	884.1	26.2

*	The balance sheet date of Nissin Leasing (China) and its’ consolidated subsidiaries is the end of December. As a result, the figures are consolidated on a 3-month delayed basis.

(Reference)	(Millions of yen)

		2007/4			2007/5
		YOY %	YTD %		YOY %	YTD %
Overseas (non-Japan) operating assets	7,182	—	12.5	8,224	—	28.8

NIS Group’s Main Operating Assets (Consolidated)
< Principal-related >
(Millions of yen)

		2007/4				2007/5
		YOY %	YTD %			YOY %	YTD %
Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	47,888	122.0	ê	0.3	47,489	87.8	ê	1.1
(Millions of yen)

			2007/4						2007/5
			YOY %		YTD %				YOY %		YTD %
Purchased loans receivable		34,268		26.0	ê	1.5		33,893		28.9	ê	2.6

(Millions of yen)

			2007/4						2007/5
			YOY %		YTD %				YOY %		YTD %
Investment securities		35,017	ê	10.1	ê	2.8		33,319	ê	12.7	ê	7.5
Listed companies & Non-listed companies		31,206	ê	18.8	ê	3.1		29,509	ê	21.6	ê	8.4
Affiliates accounted for under the equity method		3,785		848.6		0.0		3,785		860.7		0.0
Others		24	ê	74.5	ê	7.7		24	ê	75.8	ê	7.7
Difference between market value and book value	ê	520		—		—	ê	2,305		—		—

*	Listed investment securities are included at market value.

*	Deemed securities are included.

Delinquent Loans by Default Days (Non-Consolidated)

As of April 30, 2005	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	7	0.04	15	0.08	460	2.41	483	2.53	19,121
SME loans	879	1.10	584	0.73	1,865	2.33	3,328	4.16	79,977
Business Assist loans	620	1.06	444	0.76	1,864	3.18	2,929	4.99	58,702
Business Timely loans	258	1.22	139	0.66	0	0.00	399	1.88	21,274
Consumer loans
(Smart Assist loans)	465	0.99	262	0.56	1,167	2.48	1,895	4.03	47,063
Others	47	1.53	36	1.19	24	0.78	108	3.51	3,085

Total	1,399	0.94	898	0.60	3,516	2.36	5,814	3.90	149,248

As of April 30, 2006					(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	336	0.40	—	—	322	0.39	659	0.79	83,578
SME loans	964	1.15	670	0.80	2,101	2.51	3,736	4.47	83,636
Business Assist loans	693	1.19	381	0.65	2,101	3.61	3,176	5.45	58,241
Business Timely loans	270	1.07	289	1.14	—	—	560	2.21	25,394
Consumer loans
(Smart Assist loans)	368	0.91	226	0.56	880	2.18	1,475	3.65	40,412
Others	55	1.73	50	1.57	16	0.51	123	3.80	3,235

Total	1,725	0.82	947	0.45	3,321	1.58	5,994	2.84	210,863

As of April 30, 2007					(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	258	0.19	164	0.12	673	0.51	1,097	0.83	132,928
SME loans	1,143	1.62	1,543	2.19	4,092	5.81	6,778	9.62	70,457
Business Assist loans	782	1.66	1,215	2.57	4,089	8.66	6,087	12.88	47,246
Business Timely loans	360	1.55	327	1.41	2	0.01	691	2.98	23,211
Consumer loans
(Smart Assist loans)	417	1.30	265	0.82	1,323	4.12	2,006	6.24	32,156
Others	60	2.56	47	2.04	41	1.78	150	6.37	2,355

Total	1,880	0.79	2,021	0.85	6,131	2.58	10,032	4.22	237,899

*	“Others” include discount notes and unguaranteed consumer loans (First Plan loans).

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.

*	Secured loans include off-balance-sheet loans receivable as a result of securitization.

Delinquent Loans by Default Days (Non-Consolidated)

As of May 31, 2005	(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	7	0.04	0	0.00	473	2.43	481	2.47	19,496
SME loans	712	0.89	716	0.90	2,171	2.72	3,600	4.51	79,845
Business Assist loans	510	0.88	540	0.94	2,048	3.54	3,100	5.36	57,800
Business Timely loans	202	0.92	175	0.80	122	0.55	500	2.27	22,044
Consumer loans
(Smart Assist loans)	409	0.88	371	0.80	1,241	2.68	2,022	4.37	46,335
Others	48	1.56	45	1.47	55	1.79	149	4.82	3,101

Total	1,177	0.79	1,134	0.76	3,941	2.65	6,254	4.20	148,778

As of May 31, 2006					(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	8	0.01	336	0.38	317	0.36	662	0.74	89,356
SME loans	1,205	1.46	761	0.92	2,545	3.08	4,512	5.47	82,539
Business Assist loans	893	1.57	547	0.96	2,289	4.03	3,730	6.56	56,824
Business Timely loans	311	1.21	214	0.83	256	1.00	782	3.04	25,715
Consumer loans
(Smart Assist loans)	387	0.97	296	0.74	1,009	2.53	1,692	4.25	39,854
Others	59	1.83	48	1.48	59	1.82	167	5.14	3,261

Total	1,660	0.77	1,442	0.67	3,931	1.83	7,035	3.27	215,012

As of May 31, 2007					(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Secured loans	976	0.76	255	0.20	835	0.65	2,067	1.61	128,164
SME loans	1,138	1.64	1,057	1.52	4,979	7.18	7,175	10.34	69,374
Business Assist loans	781	1.69	745	1.61	4,689	10.15	6,216	13.46	46,194
Business Timely loans	356	1.54	312	1.35	290	1.25	959	4.14	23,180
Consumer loans
(Smart Assist loans)	437	1.39	259	0.83	1,387	4.41	2,085	6.63	31,445
Others	64	2.76	44	1.93	70	3.02	179	7.71	2,333

Total	2,616	1.13	1,618	0.70	7,272	3.14	11,507	4.97	231,317

*	“Others” include discount notes and unguaranteed consumer loans (First Plan loans).

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable of each product.

*	Secured loans include off-balance-sheet loans receivable as a result of securitization.

Month-End Breakdown of Borrowings and Borrowing Rates
(Non-Consolidated)
Borrowings by lender

					(Millions of yen)
	2006/4		2007/4		2007/3
	Amount	%	Amount	%	Amount	%
Indirect	124,789	60.89	139,439	52.04	143,124	52.58
Bank	107,124	52.27	88,000	32.84	88,705	32.59
Non-life insurance companies	1,981	0.97	2,199	0.82	2,199	0.81
Other financial institutions (including securities companies)	15,684	7.65	49,239	18.38	52,220	19.19
Direct*	80,137	39.11	128,494	47.96	129,057	47.42

Total	204,927	100.00	267,934	100.00	272,182	100.00

Borrowings by maturity

					(Millions of yen)
	2006/4		2007/4		2007/3
	Amount	%	Amount	%	Amount	%
Short-term borrowings	43,500	21.23	77,184	28.81	75,084	27.59

Long-term borrowings*	161,427	78.77	190,749	71.19	197,097	72.41
Long-term borrowings due within 1 year	63,015	30.75	73,787	27.54	77,557	28.49
Long-term borrowings due over 1 year	98,412	48.02	116,962	43.65	119,540	43.92

Total	204,927	100.00	267,934	100.00	272,182	100.00

Borrowing rates

			(%)
	2006/4	2007/4	2007/3
Indirect	1.47	1.75	1.75
Bank	1.46	1.63	1.59
Non-life insurance companies	1.84	1.63	1.53
Other financial institutions (including securities companies)	1.48	1.96	2.03
Direct*	0.80	1.65	1.65

Total	1.21	1.70	1.70

*	Figures include ¥33.8 billion of funds procured as a result of securitization.

Month-End Breakdown of Borrowings and Borrowing Rates
(Non-Consolidated)
Borrowings by lender

					(Millions of yen)
	2006/5		2007/5		2007/3
	Amount	%	Amount	%	Amount	%
Indirect	125,142	56.90	135,378	50.52	143,124	52.58
Bank	107,163	48.73	83,597	31.20	88,705	32.59
Non-life insurance companies	1,981	0.90	2,199	0.82	2,199	0.81
Other financial institutions (including securities companies)	15,997	7.27	49,581	18.50	52,220	19.19
Direct*	94,776	43.10	132,581	49.48	129,057	47.42

Total	219,918	100.00	267,959	100.00	272,182	100.00

Borrowings by maturity

					(Millions of yen)
	2006/5		2007/5		2007/3
	Amount	%	Amount	%	Amount	%
Short-term borrowings	46,200	21.01	77,742	29.01	75,084	27.59

Long-term borrowings*	173,718	78.99	190,216	70.99	197,097	72.41
Long-term borrowings due within 1 year	63,224	28.75	86,452	32.26	77,557	28.49
Long-term borrowings due over 1 year	110,494	50.24	103,764	38.72	119,540	43.92

Total	219,918	100.00	267,959	100.00	272,182	100.00

Borrowing rates

			(%)
	2006/5	2007/5	2007/3
Indirect	1.47	1.76	1.75
Bank	1.46	1.64	1.59
Non-life insurance companies	1.85	1.63	1.53
Other financial institutions (including securities companies)	1.48	1.96	2.03
Direct*	0.84	1.62	1.65

Total	1.20	1.69	1.70

*	Figures include ¥33.8 billion of funds procured as a result of securitization.